UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 18, 2011)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2011, BankUnited, Inc., a Delaware corporation (the “Company”), and BankUnited, a federally chartered thrift institution and wholly-owned subsidiary of the Company (“BankUnited”), each entered into an amendment to existing employment agreements with Douglas J. Pauls, Chief Financial Officer of the Company and BankUnited. The amendments address Mr. Pauls’ severance entitlements upon a termination due to his death or disability or a termination without cause or resignation for good reason and are intended to make the severance benefits provided to Mr. Pauls consistent with the severance benefits generally provided to the named executive officers of the Company.

In the event that Mr. Pauls’ employment is terminated by the Company or BankUnited, as applicable, without cause or by Mr. Pauls for good reason, Mr. Pauls will be entitled to receive (i) two times the sum of his base salary and any bonus paid to him for the preceding fiscal year, minus the present value of any other cash severance benefits, payable within sixty days following his termination and (ii) continued coverage under the group health plans of the Company or BankUnited, as applicable, for Mr. Pauls and his dependents until the earlier of twenty-four months from his date of termination, and the date upon which Mr. Pauls becomes eligible for comparable coverage from another employer. If coverage cannot be provided for longer than eighteen months, Mr. Pauls will receive the premiums amounts in cash on the first business day of each month.

In the event that Mr. Pauls’ employment is terminated due to his death or disability, Mr. Pauls (or his estate) and his dependents will be entitled to receive continued coverage under the group health plans of the Company or BankUnited, as applicable, at the sole expense of the Company or BankUnited, as applicable, for twenty-four months following his death or disability. If coverage cannot be provided for longer than eighteen months, Mr. Pauls or his estate will receive the premiums amounts in cash on the first business day of each month.

The amendment to the employment agreement between the Company and Mr. Pauls is included as Exhibit 10.1 hereto and the amendment to the amended and restated employment agreement between BankUnited and Mr. Pauls is included as Exhibit 10.2 hereto. Both amendments are incorporated by reference herein and the description of the amendments herein does not purport to be complete and is qualified in its entirety by reference to the amendments.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment, dated May 18, 2011, between BankUnited, Inc. and Douglas J. Pauls, to the Employment Agreement, dated August 18, 2010.
10.2	Amendment, dated May 18, 2011, to the Amended and Restated Employment Agreement, dated August 18, 2010, between BankUnited, a federally chartered thrift institution, and Douglas J. Pauls.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2011	BANKUNITED, INC.

/s/ Rajinder P. Singh
	Name:	Rajinder P. Singh
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment, dated May 18, 2011, between BankUnited, Inc. and Douglas J. Pauls, to the Employment Agreement, dated August 18, 2010.
10.2	Amendment, dated May 18, 2011, to the Amended and Restated Employment Agreement, dated August 18, 2010, between BankUnited, a federally chartered thrift institution, and Douglas J. Pauls.